AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999
                                                     REGISTRATION NO. 333-62285
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             -----------------

                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             -----------------


                        GENERAL SEMICONDUCTOR, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             -----------------

                DELAWARE                         13-3575653
   (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)

                           10 Melville Park Road
                          Melville, New York 11747
                               (516) 847-3000

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             -----------------

                           Stephen B. Paige, Esq.
            Senior Vice President, General Counsel and Secretary
                        GENERAL SEMICONDUCTOR, INC.
                           10 Melville Park Road
                          Melville, New York 11747
                               (516) 847-3000

         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             -----------------


        COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT
                 TO AGENT FOR SERVICE, SHOULD BE SENT TO:

                             Lois Herzeca, Esq.
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             One New York Plaza
                          New York, New York 10004
                               (212) 859-8000
                        ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                        ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
   Title of      Amount to be      Proposed        Proposed      Amount of
    Shares        Registered       Maximum          Maximum    Registration
     to be                        Aggregate        Aggregate        Fee
  Registered                      Price Per     Offering Price
                                   Unit (2)           (2)
------------------------------------------------------------------------------
 Common Stock,
$.01 par value     5,427,166      $ 7.0313      $ 38,160,032   $ 11,251.00(3)
      (1)
------------------------------------------------------------------------------

(1) This registration statement covers the sale by certain stockholders of the Company of the shares being registered.
(2) Estimated in accordance with Rule 457 of Regulation C under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The above calculation is based on the average of the high and low sale prices of the Common Stock reported by the New York Stock Exchange on August 25, 1998.
(3)  Previously paid by the Registrant.

                             -----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                              5,427,166 Shares

                        GENERAL SEMICONDUCTOR, INC.
                                Common Stock
                         (par value $.01 per share)
                             -----------------

     The 5,427,166 shares of Common Stock, par value $.01 per share (the "Common Stock"), of General Semiconductor, Inc., a Delaware corporation (the "Company"), are being offered by the Selling Stockholders named herein. See "Selling Stockholders." These shares represent approximately 14.7% of the total number of shares of Common Stock outstanding as of March 15, 1999. On April 23, 1999, the last reported sale price of the Common Stock, listed under the symbol "SEM", on the New York Stock Exchange ("NYSE") was $8.375 per share.

                             -----------------

     SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                             -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                             -----------------


     The Selling Stockholders may sell the shares being offered hereby in transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of Common Stock being offered and the terms of the offering, the names of any such agents, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock will be the selling price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay substantially all of the expenses to be incurred, including those to be incurred by the Selling Stockholders, in connection with the Registration Statement of which this Prospectus is a part (other than such commissions and discounts), estimated to be $120,000. See "Selling Stockholders" and "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Stockholders and possible indemnification arrangements for agents, dealers and underwriters. None of the proceeds from the sale of the Common Stock will be received by the Company.


     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.


              THE DATE OF THIS PROSPECTUS IS APRIL 26, 1999.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information, as well as the Registration Statement and the consolidated financial statements, schedules and exhibits thereto, may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material or any part thereof may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information concerning the Company may be obtained. The Common Stock is traded on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

     The Company has filed with the Commission in Washington, D.C. a Registration Statement (of which this Prospectus is a part and which term shall encompass any amendments thereto) on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete; reference is made to the exhibits for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to the shares offered hereby and to the Company, reference is made to the Registration Statement, including the consolidated financial statements, schedules and exhibits filed as a part thereof and incorporated therein by reference.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to General Semiconductor, Inc., Attention: Secretary, 10 Melville Park Road, Melville, NY 11747 (telephone (516) 847-3000).

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and the description of its Common Stock set forth in its Form 8-A, dated April 17, 1992, as amended, and all documents incorporated by reference therein, all of which have been filed with the Commission, are hereby incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR" PROVISIONS
          OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


     This Registration Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as "intends", "intend", "intended", "goal", "estimate", "estimates", "expects", "expect", "expected", "project", "projects", "projected", "projections", "plans", "anticipates", "anticipated", "should", "designed to", "foreseeable future", "believe", "believes" and "scheduled" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The actual results of the Company may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, (i) the factors discussed under "Risk Factors", and (ii) the following factors: (a) the general political, economic and competitive conditions in the United States, Taiwan (Republic of China), the People's Republic of China, Ireland, Germany, France and other markets where the Company operates; (b) changes in capital availability or costs, such as changes in interest rates, market perceptions of the industry in which the Company operates, or security ratings; (c) uncertainties relating to customer plans and commitments; (d) employee workforce factors; (e) authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board and the Securities and Exchange Commission.

                                THE COMPANY


     The Company is a market leader in the discrete segment of the semiconductor industry with manufacturing facilities in China, France, Germany, Ireland, Taiwan and the United States. The Company provides customers with a broad array of power rectifiers, transient voltage suppressors and small signal transistors and diodes. It has a diversified customer base, in terms of geography and end-use markets. Customers include leading manufacturers of consumer electronics, lighting, telecommunications equipment, computers, automotive and automotive after-market products located around the globe.

     From time to time the Company considers acquiring businesses in areas related or complementary to its existing business, which acquisitions may be small or significant, and may require financing from outside sources. The Company presently has no arrangements or understandings with respect to any specific acquisition. In addition, the Company is continually reviewing its operations in an effort to improve operating efficiencies and its sources of external financing in an effort to obtain financing on the best available terms.


     The Company's principal executive offices are located at 10 Melville Park Road, Melville, New York 11747, and the telephone number of the Company is (516) 847-3000.

                                RISK FACTORS

     In addition to the matters described in the documents incorporated by reference herein, the following Risk Factors should be considered by prospective purchasers of the Common Stock offered hereby:

FACTORS RELATING TO THE DISTRIBUTION

     On January 7, 1997, the Board of Directors of General Instrument Corporation ("GI") approved a plan to divide GI into three separate public companies. To effect the transaction, GI (i) transferred all the assets and liabilities relating to the manufacture and sale of broadband communications products used in the cable television, satellite, and telecommunications industries and all rights to the related GI trademarks to its wholly-owned subsidiary NextLevel Systems, Inc. ("NextLevel
Systems") and all the assets and liabilities relating to the manufacture and sale of coaxial, fiber optic and other electric cable used in the cable television, satellite and other industries to its wholly-owned subsidiary CommScope, Inc. ("CommScope") and (ii) then distributed all of the ordinary shares of capital stock of each of NextLevel Systems and CommScope to its stockholders on a pro rata basis as a dividend (the "Distribution"), in a transaction that was consummated on July 28, 1997 (the "Distribution Date"). The Company retained all the assets and liabilities relating to the manufacture and sale of discrete power rectifiers and transient voltage suppression components used in telecommunications, automotive and consumer electronics products. On the Distribution Date, NextLevel Systems and CommScope began operating as independent entities with publicly traded common stock. GI retained no ownership interest in either NextLevel Systems or CommScope. Concurrently with the Distribution, GI changed its name to General Semiconductor, Inc. and effected a one for four reverse stock split. On February 2, 1998, NextLevel Systems changed its name to General Instrument Corporation.

     The Distribution Agreement dated as of June 12, 1997, among GI, General Instrument Corporation, and CommScope (the "Distribution Agreement") and certain other agreements executed in connection with the Distribution (collectively, the "Ancillary Agreements") allocate among the Company, General Instrument Corporation and CommScope, and their respective subsidiaries, responsibility for various indebtedness, liabilities and obligations. It is possible that a court would disregard this contractual allocation of indebtedness, liabilities and obligations among the parties and require the Company or its subsidiaries to assume responsibility for obligations allocated to another party, particularly if such other party were to refuse or was unable to pay or perform any of its allocated obligations.

     Pursuant to the Distribution Agreement and certain of the Ancillary Agreements, the Company has agreed to indemnify the other parties (and certain related persons) from and after consummation of the Distribution with respect to certain indebtedness, liabilities and obligations, which indemnification obligations could be significant.

     Although GI has received a favorable ruling from the Internal Revenue Service, if the Distribution were not to qualify as a tax free spin-off (either because of the nature of the Distribution or because of events occurring after the Distribution) under Section 355 of the Internal Revenue Code of 1986, as amended, then, in general, a corporate tax would be payable by the consolidated group of which the Company was the common parent based upon the difference between the fair market value of the stock distributed and the distributing corporation's adjusted basis in such stock. The corporate level tax would be payable by the Company and could substantially exceed the net worth of the Company. However, under certain circumstances, General Instrument Corporation and CommScope have agreed to indemnify the Company for such tax liability. In addition, under the consolidated return rules, each member of the consolidated group (including General Instrument Corporation and CommScope) is severally liable for such tax liability.

LEVERAGE; CERTAIN RESTRICTIONS UNDER CREDIT FACILITIES


     The Company is substantially more leveraged than GI was prior to the Distribution. The degree to which the Company is leveraged could have important consequences, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a portion of the Company's and its subsidiaries' cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness; (iii) the Credit Agreement, dated as of July 23, 1997 and amended in December 1998, among the Company, certain banks, and The Chase Manhattan Bank, as Administrative Agent, contains certain restrictive financial and operating covenants, including, among others, requirements that the Company satisfy certain financial ratios; (iv) a significant portion of the Company's borrowings are at floating rates of interest, causing the Company to be vulnerable to increases in interest rates; (v) the Company's degree of leverage may make it more vulnerable to a downturn in general economic conditions; and (vi) the Company's degree of leverage may limit its flexibility in responding to changing business and economic conditions.


     In addition, in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, a court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and to require that the stockholders return the special dividend (in whole or in part) to the Company or require the Company to fund certain liabilities of General Instrument Corporation and CommScope for the benefit of creditors.

COMPETITION

     The Company operates in the discrete segment of the semiconductor business. Its products are commodity-like in nature and are subject to cyclical variations in pricing and capacity utilization levels. The Company is subject to competition from a substantial number of foreign and domestic companies, some of which have greater financial, engineering, manufacturing and other resources, or offer a broader product line, than the Company. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it enjoys certain technological and other advantages over its competitors, realizing and maintaining such advantages will require continued investment by the Company in engineering, research and development, marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages.

INTERNATIONAL OPERATIONS

     A significant portion of the Company's products are manufactured or assembled in Taiwan (Republic of China), the People's Republic of China, Ireland, Germany and France. These foreign operations are subject to the usual risks inherent in situating operations abroad, including risks with respect to currency exchange rates, economic and political destabilization, restrictive actions by foreign governments, nationalizations, the laws and policies of the United States affecting trade, foreign investment and loans and foreign tax laws. The Company's cost-competitive status relative to other competitors could be adversely affected if the Company experiences unfavorable movements in foreign currency rates. In addition, a substantial portion of the annual sales of the Company's business are outside of the United States.


     International sales generally represent 70% of the Company's worldwide sales. Sales to the Asia/ Pacific region accounted for approximately 35% of the Company's worldwide sales for the year ended December 31, 1998. During the first quarter of 1999 average selling prices have weakened due to continued excess capacity in the industry. Extended underutilization of the Company's manufacturing facilities, resulting in production inefficiency, could result in margin deterioration. There can be no assurance as to the extent or duration of the impact of these events on the Company.


ENVIRONMENT


     The Company is subject to various federal, state, local and foreign laws and regulations governing environmental matters, including the use, discharge and disposal of hazardous materials. The Company's manufacturing facilities are believed to be in substantial compliance with current laws and regulations. Complying with current laws and regulations has not had a material adverse effect on the Company's financial condition. In connection with the Distribution, the Company retained the obligations with respect to environmental matters relating to the Company's discontinued operations and its status as a "potentially responsible party." The Company is presently engaged in the remediation of eight discontinued operations in six states, and is a de minimus "potentially responsible party" at five hazardous waste sites in four states.

     The Company has engaged independent consultants to assist management in evaluating potential liabilities related to environmental matters. Management assesses the input from these independent consultants along with other information known to the Company in its effort to continually monitor these potential liabilities. Management assesses its environmental exposure on a site-by-site basis, including those sites where the Company has been named a "potentially responsible party." Such assessments include the Company's share of remediation costs, information known to the Company concerning the size of the hazardous waste sites, their years of operation and the number of past users and their financial viability. The Company has recorded a reserve for environmental matters of $31.9 million at December 31, 1998 ($34.9 million at December 31, 1997). While the ultimate outcome of these matters cannot be determined, management does not believe that the final disposition of these matters will have a material adverse affect on the Company's financial position, results of operations or cash flows beyond the amounts previously provided for in the financial statements.


     The Company's present and past facilities have been in operation for many years, and over that time in the course of those operations, such facilities have used substances which are or might be considered hazardous, and the Company has generated and disposed of wastes which are or might be considered hazardous. Therefore, it is possible that additional environmental issues may arise in the future which the Company cannot now predict.


YEAR 2000

     The Company recognizes the importance of ensuring that neither its customers nor its business operations are disrupted as a result of the Year 2000 phenomenon. This phenomenon is a result of computer programs having been written using two digits (rather than four) to define the applicable year. Any information technology ("IT") systems that have time sensitive software may recognize a date using "00" as the year 1990 rather than the year 2000, which could result in miscalculations and systems failures. The problem also extends to many "non-IT" systems such as operating and control systems that rely on embedded chip systems. The Company, with the assistance of outside consulting resources, is centrally coordinating activities directed toward achieving global Year 2000 compliance. The primary areas of potential impact include business application systems, production equipment systems, suppliers, financial institutions, government agencies and environmental support organizations. None of the Company's products contain date sensitive or date processing logic.

     In 1996 the Company began an upgrade of its business applications software which includes the implementation of the full suite of JD Edwards ("JDE") financial, distribution and manufacturing applications. The JDE software was selected to add worldwide functionality and efficiency to the business processes of the Company as well as address Year 2000 exposure. The JDE financial and distribution modules have been installed and are Year 2000 compliant. The JDE manufacturing modules will be installed in 2000. The Company is currently modifying its existing manufacturing applications and expects them to be Year 2000 compliant by June 30, 1999.

     Since the Company's financial, distribution and manufacturing applications are expected to be Year 2000 compliant, incremental costs associated with achieving Year 2000 compliance beyond the scope of this project, estimated at less than $1.0 million, should not have a material effect on the Company's financial condition or results of operations and are being expensed as incurred.

          The Company has surveyed its suppliers, financial institutions, government agencies and others with which it does business to determine their Year 2000 readiness and coordinate conversion efforts. Approximately 65% of third party suppliers have responded to the Company's surveys. At the current time, respondents critical to the operations of the Company have indicated that they are, or reasonably believe that they will be, Year 2000 compliant. If a material risk arises, the Company is prepared to perform on-site visits to validate the accuracy of the information received and will test such systems where appropriate and possible. Additionally, the Company has established programs to ensure that future purchases of equipment and software are Year 2000 compliant. Costs incurred have been insignificant to date. At the current time, it is difficult for the Company to specifically identify its most reasonably likely worst case Year 2000 scenario.

     The Company does not expect Year 2000 issues to have a material adverse effect on its products, services, competitive position, financial condition or results of operations. However, the Company can give no assurance that the systems of other companies or government agencies on which the Company relies will be converted on time or that a failure to convert by another company or a conversion that is incompatible with the Company's system would not have a material adverse effect on the Company.

     The disclosures contained herein constitute Year 2000 Readiness Statements pursuant to the Year 2000 Information and Readiness Disclosure Act, Public Law 105-271.


                              USE OF PROCEEDS

     The shares of Common Stock covered by this Prospectus are offered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. See "Selling Stockholders."

                            SELLING STOCKHOLDERS


     The Selling Stockholders are Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV") and Instrument Partners, a New York limited partnership (together with MBO-IV, the "Partnerships"). Steven B. Klinsky, a general partner of FLC XXIX L.P., an affiliate of the Partnerships, intends to resign as a director of the Company upon the sale of the shares by the Partnerships.

     The following table sets forth for each Selling Stockholder the number of shares of Common Stock beneficially owned, as of March 15, 1999, and the number of shares being offered.



                                                                               Number of Shares
                              Shares Beneficially Owned   Number of Shares    Beneficially Owned     Percentage After
                                Before the Offering        Being Offered      After the Offering       the Offering
                              -------------------------   ----------------   ---------------------  ------------------
                                Number       Percent(1)
                                ------       -------

 Name
 Forstmann Little & Co.         2,540,414      6.9          2,540,414                --                    --
 Subordinated Debt and
 Equity Management Buyout
 Partnership - IV

 Instrument Partners            2,886,752      7.8          2,886,752                --                    --


--------------------------------

(1)  Based on 36,820,778 shares outstanding as of March 15, 1999.


                            PLAN OF DISTRIBUTION


     The Selling Stockholders may sell the shares being offered hereby in transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.


     At the time a particular offer of shares of Common Stock is made, a Prospectus Supplement will be distributed, to the extent required, which will set forth the aggregate number of shares of Common Stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.


     The Company has agreed to register under the Securities Act the shares of Common Stock being sold by the Selling Stockholders. The Company will pay substantially all of the expenses to be incurred by the Selling Stockholders in connection with the Registration Statement of which this Prospectus is a part (other than commissions and discounts), estimated to be $120,000. The Company will not receive any proceeds from this offering. The Company has agreed to indemnify the Selling Stockholders and their agents, underwriters and dealers against certain civil liabilities, including certain liabilities under the Securities Act.


     The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  EXPERTS


     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                               LEGAL OPINION

     The validity of the shares of Common Stock being offered by this Prospectus is being passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations. Fried, Frank, Harris, Shriver & Jacobson from time to time renders legal services to Forstmann Little & Co.

========================================   ====================================


     NO PERSON  HAS BEEN  AUTHORIZED  TO
GIVE  ANY  INFORMATION  OR TO  MAKE  ANY
REPRESENTATIONS    OTHER    THAN   THOSE
CONTAINED  IN THIS  PROSPECTUS,  AND, IF
GIVEN  OR  MADE,  SUCH   INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON
AS   HAVING   BEEN   AUTHORIZED.    THIS
PROSPECTUS  DOES NOT CONSTITUTE AN OFFER
TO SELL, OR THE SOLICITATION OF AN OFFER
TO BUY,  ANY  SECURITIES  OTHER THAN THE
SECURITIES  TO  WHICH IT  RELATES  OR AN
OFFER TO SELL, OR THE SOLICITATION OF AN
OFFER  TO BUY,  SUCH  SECURITIES  IN ANY
CIRCUMSTANCES  IN  WHICH  SUCH  OFFER OR
SOLICITATION  IS  UNLAWFUL.  NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE
MADE   HEREUNDER   SHALL,    UNDER   ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION             5,427,166 Shares
THAT THE  INFORMATION  HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO ITS DATE.                   GENERAL
                                                      SEMICONDUCTOR,
                                                           INC.



             TABLE OF CONTENTS                         Common Stock

                                     Page
                                     ----
                                                ---------------------------
AVAILABLE INFORMATION...................2
                                                        PROSPECTUS
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE..........................2       ---------------------------

THE COMPANY.............................4

RISK FACTORS............................4

USE OF PROCEEDS.........................7            April 26, 1999

SELLING STOCKHOLDERS....................7

PLAN OF DISTRIBUTION....................7

EXPERTS.................................8

LEGAL OPINION...........................8


========================================   ====================================

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of expenses of the Company in connection with the issuance of the Common Stock being registered. All of the expenses are estimated, except for the registration fee.

          Securities and Exchange Commission registration fee...     $11,251
          Legal fees and expenses...............................     100,000
          Miscellaneous.........................................       8,749
                                                                  ----------
              Total.............................................    $120,000
                                                                  ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and By-Laws of the Company provide that directors and officers of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. The Certificate of Incorporation and By-Laws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of the directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

     The Company maintains directors' and officers' liability insurance, under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which directors and officers are parties by reason of being or have been directors or officers of the Company, as the case may be.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A.   Exhibits:

          4.1*     --    Restated   Certificate  of  Incorporation  of  the
                         Company  (including  Certificate  of  Designation,
                         Preferences   and   Rights   of  Series  A  Junior
                         Participating Preferred Stock).

          4.2*     --    Amended and Restated By-Laws of the Company.

          4.3**    --    Specimen  form  of  the  Company's   Common  Stock
                         Certificate.

          4.4***   --    Rights  Agreement,  dated as of  January  6,  1997
                         between the Company  and  ChaseMellon  Shareholder
                         Services, LLC.

          4.5****  --    Amendment No. 1 to the Rights Agreement,  dated as
                         of  March  10,   1999   between  the  Company  and
                         ChaseMellon Shareholder Services, LLC.

          5+       --    Opinion  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson as to the validity of the securities being registered.

          23.1+    --    Consent  of  Fried,  Frank,   Harris,   Shriver  &
                         Jacobson (included in Exhibit 5).

          23.2     --    Consent of Deloitte & Touche LLP.

          24+      --    Powers of Attorney (included on signature page).

     All supporting schedules have been omitted either because they are not required or the information required to be set forth therein is included in the financial statements or in the notes thereto.

--------------------------

   * Incorporated herein by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission on March 25, 1999 (Reg. No. 333-22861).

  ** Incorporated  herein by  reference  to  Exhibit  4.4 of the  Company's
     Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 20, 1998 (Reg. No. 333-22861).

 *** Incorporated  herein  by  reference  from the  Company's  Registration
     Statement on Form 8-A, filed with the Commission on January 10, 1997 (File No. 1-12929).

**** Incorporated  herein  by  reference  from the  Company's  Registration
     Statement on Form 8-A/A, filed with the Commission on March 16, 1999 (File No. 1-5442).

   + Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     unless, in the case of clauses (i) and (ii) above, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Melville, State of New York, on April 26, 1999.



                                          GENERAL SEMICONDUCTOR, INC.

                                          By:              *
                                             ------------------------------
                                                    Ronald A. Ostertag
                                                  Chairman, President and
                                                  Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                  CAPACITY IN WHICH SIGNED            DATE
        ---------                  ------------------------            ----

               *                   Chairman, President and
     --------------------------    Chief Executive Officer
     Ronald A. Ostertag            (Principal Executive Officer)

     /s/ Andrew M. Caggia
     --------------------------    Senior Vice President
     Andrew M. Caggia              and Chief Financial Officer
                                   (Principal Financial Officer)

               *                   Vice President and Controller
     --------------------------    (Principal Accounting Officer)
     Robert J. Gange

               *                   Director
     --------------------------
     Steven B. Klinsky

               *                   Director
     --------------------------
     Ronald Rosenzweig

               *                   Director
     --------------------------
     Peter A. Schwartz

               *                   Director
     --------------------------
     Samuel L. Simmons

               *                   Director
     --------------------------
     Prof. Gerard T. Wrixon

*    /s/ Andrew M. Caggia                                        April 26, 1999
     --------------------------
         By: Andrew M. Caggia
             As Attorney-in-fact

                               EXHIBIT INDEX


Exhibit Number      Description                                        Page
--------------      -----------                                        ----

     4.1*     --    Restated  Certificate of Incorporation of the
                    Company     (including     Certificate     of
                    Designation, Preferences and Rights of Series
                    A Junior Participating Preferred Stock).

     4.2*     --    Amended and Restated By-Laws of the Company.

     4.3**    --    Specimen form of the  Company's  Common Stock
                    Certificate.

     4.4***   --    Rights Agreement, dated as of January 6, 1997
                    between   the    Company   and    ChaseMellon
                    Shareholder Services, LLC.

     4.5****  --    Amendment  No.  1 to  the  Rights  Agreement,
                    dated as of March 10, 1999 between the Company and ChaseMellon Shareholder Services,
                    LLC.

     5+       --    Opinion of Fried,  Frank,  Harris,  Shriver &
                    Jacobson as to the validity of the securities being registered.

     23.1+    --    Consent of Fried,  Frank,  Harris,  Shriver &
                    Jacobson (included in Exhibit 5).

     23.2     --    Consent of Deloitte & Touche LLP.

     24+      --    Powers of  Attorney  (included  on  signature
                    page).

 --------------------------------

   * Incorporated herein by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission on March 25, 1999 (Reg. No. 333-22861).

  ** Incorporated  herein by  reference  to  Exhibit  4.4 of the  Company's
     Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 20, 1998 (Reg. No. 333-22861).

 *** Incorporated  herein  by  reference  from the  Company's  Registration
     Statement on Form 8-A, filed with the Commission on January 10, 1997 (File No. 1-12929).

**** Incorporated  herein  by  reference  from the  Company's  Registration
     Statement on Form 8-A/A, filed with the Commission on March 16, 1999 (File No. 1-5442).

   + Previously filed.